UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2020
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2020, the Board of Directors (the “Board”) of American Equity Investment Life Holding Company (the “Company”) increased the size of the Board from twelve (12) to thirteen (13) directors and elected Douglas T. Healy to serve as a Class III director to fill the vacancy created by the increase in the number of directors effective September 8, 2020. The initial term for Mr. Healy will expire on the date of the Company’s next Annual Meeting of Shareholders. On that date, Mr. Healy will stand for election to the Board by the Company’s shareholders for a term expiring in 2024. Mr. Healy has been appointed to the Investment and Risk Committees of the Board. The Board has determined that Mr. Healy is independent under the corporate governance standards of the New York Stock Exchange.
Mr. Healy currently serves as an advisor to a number of companies in the financial, technology and non-profit sectors. From 2006 to 2017, Mr. Healy served as Managing Director at Credit Suisse Securities USA Inc. Mr. Healy’s professional experience also includes nearly 20 years at AXA Investment Managers and The First Boston Corporation. Mr. Healy has been involved in financial services and asset management for over 30 years.
Mr. Healy will receive compensation made available to non-employee directors of the Company generally, which includes:

•	$20,000 per quarter for Board service, $1,000 per quarter for Investment Committee service and $1,000 per quarter for Risk Committee service;

•
An annual equity grant of time-based restricted stock under the Company’s Amended and Restated Equity Incentive Plan, which is typically awarded in June. Mr. Healy’s pro-rated equity grant for the period thru the next annual meeting of the Company’s shareholders is 3,150 shares.

There are no arrangements or understandings between Mr. Healy and any other person pursuant to which Mr. Healy was elected to serve as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Healy required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 27, 2020

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Renee D. Montz
Renee D. Montz
Executive Vice President, General Counsel and Corporate Secretary